SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT:  MAY 14, 1997



                          COMPAQ COMPUTER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                      1-9026               76-0011617
  (State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)             File Number)         Identification No.)


                    20555 SH 249, HOUSTON, TEXAS 77070-2698
                   (Address of Principal Executive Offices)

                               (281) 370-0670
              (Registrant's telephone number, including area code)




Item 5. Other Events.

     The Registrant's news release dated May 14, 1997, with respect to its successful tender offer for Microcom, Inc. is attached.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




May 14, 1997                                  COMPAQ COMPUTER CORPORATION

                                              /s/ Earl L. Mason

                                              Earl L. Mason
                                              Senior Vice President and Chief
                                              Financial Officer
                                              (as authorized officer and as
                                              principal financial officer)

COMPAQ  COMPUTER CORPORATION     P.O. BOX 692000                  NEWS RELEASE
PUBLIC  RELATIONS  DEPARTMENT    HOUSTON,  TEXAS 77269-2000
                                 TEL  281-514-0484
                                 FAX  281-514-4583

                                 HTTP://WWW.COMPAQ.COM

[Logo  of  Compaq  Computer  Corporation  appears  here]



FOR  IMMEDIATE  RELEASE


       COMPAQ ANNOUNCES SUCCESSFUL TENDER OFFER FOR MICROCOM ACQUISITION


     HOUSTON, May 14, 1997 - Compaq Computer Corporation (NYSE: CPQ) today announced that 16,095,007 shares, or approximately 97 percent of the outstanding shares of Microcom, Inc. (NASDAQ: MNPI), were tendered for $16.25 per share in cash in response to its tender offer which closed on May 13, 1997, based upon a preliminary count by ChaseMellon Shareholder Services, LLC, the depositary. The shares (which include 1,566,847 shares subject to guarantees of delivery or receipt of additional documentation) will be purchased in accordance with the terms of the offer.

     Microcom, located in Norwood, Massachusetts, is a leading provider of central site and remote access solutions, offering a broad line of products utilizing its wide area network (WAN) technology and its network management and remote access software.

     "This acquisition accelerates the evolution of Compaq from a PC company to a full service computer company, and fuels our growth as we strive to become one of the top three computer companies in the world," said Eckhard Pfeiffer, President and Chief Executive Officer of Compaq Computer Corporation.

     Compaq will proceed with those steps necessary to complete the merger of Microcom into Compaq-Boston, Inc., a wholly-owned subsidiary. A special meeting of Microcom's shareholders is expected to be held in the second half of June, and the merger will follow shortly thereafter.

     Pursuant to the merger, any shares of Microcom common stock not tendered and purchased pursuant to the tender offer or otherwise owned by Compaq will be converted into the right to receive $16.25 per share in cash.

     "We are very pleased with the large number of shares tendered and look forward to integrating Microcom into our business," said Alan Lutz, Senior Vice President and Group General Manager, Compaq Communication Products Group.

COMPANY BACKGROUND
     Compaq Computer Corporation, a Fortune 100 company, is the fifth largest computer company in the world and the largest global supplier of personal computers, delivering useful innovation through products that connect people with people and people with information. The company is an industry leader in environmentally friendly programs and business practices. Compaq is strategically organized to meet the current and future needs of its customers, offering Internet and enterprise computing solutions, networking products, commercial PC products and consumer PCs. As the leader in distributed enterprise solutions, Compaq has shipped over a million servers. In 1996, the company reported worldwide sales of $18.1 billion. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

                                   #   #   #


Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:

Compaq Computer Corporation     Nora Hahn     281-514-0484
nhahn@bangate.compaq.com

Miller/Shandwick Technologies     Julie Akstin     617-536-0470
jakstin@miller.shandwick.com